Exhibit 10.32

                        SPLIT-DOLLAR AGREEMENT

     THIS AGREEMENT made and entered into this 29th day of May, 1998, by and among Interface, Inc., a Georgia corporation, with principal offices and place of business in the State of Georgia
(hereinafter referred to as the "Corporation"); Ray C. Anderson, of Atlanta, Georgia (hereinafter referred to as the "Employee"); and Mary Anne Anderson Lanier, of Atlanta, Georgia, as Trustee of the Ray C. Anderson Family Trust U/A dated 29 May, 1998 (hereinafter referred to as the "Owner"),

     WITNESSETH THAT:

     WHEREAS, the Employee is employed by the Corporation;

     WHEREAS, the Corporation is providing life insurance protection under a policy or policies of life insurance insuring the joint lives of the Employee and his spouse (hereinafter referred to as the "Policy"), which is described in Exhibit A attached hereto and by this reference made a part hereof (the issuer of a Policy is hereinafter referred to as the "Insurer");

     WHEREAS, the Corporation is willing to pay the premiums due on the Policy as an additional employment benefit for the Employee until that certain date occurring on the later of the Death of the Employee or the Employee's spouse, on the terms and conditions hereinafter set forth;

     WHEREAS, Owner is the owner of the Policy and, as such, possesses all incidents of ownership in and to the Policy;

     WHEREAS, the Corporation wishes to have the Policy collaterally assigned to it by the Owner, in order to secure the repayment of the amounts which it will pay toward the premiums on the Policy; and

     WHEREAS, the parties intend that by such collateral assignment the Corporation shall receive only the right to such repayment, with the Owner retaining all other ownership rights in the Policy, as specified herein;

     NOW THEREFORE, in consideration of the premises and of the mutual promises contained herein the parties agree as follows:

     1.   Purchase of Policy.  The Owner has purchased the Policy from
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the Insurer in the face amount indicated in Exhibit A attached hereto.
The parties hereto agree that they will take all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the collateral assignment filed with the Insurer relating to the Policy.

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     2.   Ownership of Policy.
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          a.   The Owner shall be the sole and absolute owner of the
Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

          b. It is the intention of the parties to this Agreement and the collateral assignment executed by the Owner to the Corporation in connection herewith that the Owner shall retain all rights which the policy grants to the owner thereof; the sole right of the Corporation hereunder shall be to be repaid the amounts which it has paid toward the premiums on the Policy. Specifically, but without limitation, the Corporation shall neither have nor exercise any right as collateral assignee of the Policy which could in any way defeat or impair the Owner's right to receive the cash surrender value or the death proceeds of the Policy in excess of the amount due the Corporation hereunder. All provisions of this Agreement and of such collateral assignment shall be construed so as to carry out such intention.

     3.   Payment of Premiums.  On or before the due date of each
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Policy premium, or within the grace period provided therein, the
Corporation shall pay the full amount of the premium to the Insurer, and shall, upon request, promptly furnish the Employee evidence of timely payment of such premium. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, as a result of the insurance protection provided the Owner as the Policy beneficiary.

     4.   Collateral Assignment.  To secure the repayment to the
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Corporation of the amount of the premiums on the Policy paid by it hereunder, the Owner has, contemporaneously herewith, assigned the Policy to the Corporation as collateral, under the form used by the Insurer for such assignments, which collateral assignment specifically provides that the sole right of the Corporation thereunder is to be repaid the amounts it has paid toward premiums on the Policy hereunder. Such repayment shall be made from the cash surrender value of the Policy (as defined therein) if this Agreement is terminated or if the Owner surrenders or cancels the Policy, or from the death proceeds of the Policy if the Employee and his spouse should die while the Policy and Agreement remain in force. In no event shall the Corporation have any rights to borrow against or make withdrawals from the Policy, to surrender or cancel the Policy, nor to take any other action which would impair or defeat the rights of the Owner in and to

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the Policy.  The collateral assignment of the Policy to the
Corporation hereunder shall not be terminated, altered or amended by the Owner while this Agreement is in effect. The parties hereto agree to take all action necessary to cause such collateral assignment to conform to the provisions of this Agreement.

     5.   Limitations on Owner's Rights in Policy.
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          a.   The Owner shall take no action with respect to the
Policy which would in any way compromise or jeopardize the Corporation's right to be repaid the amounts it has paid toward premiums on the Policy while this Agreement is in effect.

          b. The Owner shall have the sole right to surrender or cancel the Policy, and to receive the full cash surrender value of the Policy directly from the Insurer. Upon the surrender or cancellation of the Policy, the Corporation shall have the unqualified right to receive the lesser of the cash surrender value or the total amount of the premiums paid by it hereunder. Immediately upon receipt of the cash value of the Policy from the Insurer, the Owner shall pay to the Corporation the portion of such cash value to which it is entitled hereunder and shall retain the balance, if any; upon such receipt and payment, this Agreement shall thereupon terminate.

     6.   Collection of Death Proceeds.
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          a.   Upon the death of the Employee and his spouse, the
Corporation and the Owner shall cooperate to take whatever action is necessary to collect the death benefit provided under the Policy; when such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.

          b. Upon the death of the Employee and his spouse, the Corporation shall have the unqualified right to receive a portion of such death benefit equal to the total amount of premiums paid by it hereunder. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the Owner, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Corporation hereunder exceed the Policy proceeds payable at the death of the Employee. No amount shall be paid from such death benefit to the owner until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

          c. Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the Employee and his spouse, and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Corporation and the Owner shall have the unqualified right to share such premiums based on the amounts paid by the Corporation and the amounts paid by the Employee, if any.

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     7.   Termination of the Agreement During the Employee's Lifetime.
          -----------------------------------------------------------

          a. This Agreement shall terminate, during the Employee's lifetime, without notice, upon the occurrence of any of the following events: (a) total cessation of the Corporation's business or (b) bankruptcy, receivership or dissolution of the Corporation.

          b. In addition, the Owner may terminate this Agreement, while no premium under the Policy is overdue, by written notice to the other parties hereto. Such termination shall be effective as of the date of such notice.

     8.   Disposition of the Policy on Termination of the Agreement
          ---------------------------------------------------------
During the Employee's Lifetime.
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          a.   For sixty (60) days after the date of the termination
of this Agreement during the Employee's lifetime, the Owner shall have the option of obtaining the release of the collateral assignment of the Policy to the Corporation. To obtain such release, the Owner shall repay to the Corporation the total amount of the premium payment made by the Corporation hereunder. Upon receipt of such amount, the Corporation shall release the collateral assignment of the Policy, by the execution and delivery of an appropriate instrument of release.

          b. If the Owner fails to exercise such option within such sixty (60) day period, then, at the request of the Corporation, the Owner shall execute any document or documents required by the insurer to transfer the interest of the Owner in the Policy to the Corporation. Alternatively, the Corporation may enforce its right to be repaid the amount of the premiums on the Policy paid by it from the cash surrender value of the Policy under the collateral assignment of the Policy; provided that in the event the cash surrender value of the Policy exceeds the amount due the Corporation, such excess shall be paid to the Owner. Thereafter, neither the Owner nor the Owner's successors, assigns or beneficiaries shall have any further interest in and to the Policy, either under the terms thereof or under this Agreement.

     9.   Insurer Not a Party.  The Insurer shall be fully discharged
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from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, nor any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying or in any other way affecting the obligations of the insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the collateral assignment executed by the Owner and filed with the Insurer in connection herewith.

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     10.  Named Fiduciary, Determination of Benefits, Claims Procedure
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and Administration.
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          a.   The Corporation is hereby designated as the named
fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

          b.   (1)  Claim.
               A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement
(hereinafter referred to as the "Claimant") may file with the Corporation a written request for such benefit, setting forth his or her claim. The request must be addressed to the President of the Corporation at its then principal place of business.

               (2)  Claim Decision.
               Upon receipt of a claim, the Corporation shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Corporation may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

               If the claim is denied in whole or in part, the Corporation shall adopt a written opinion, setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under subsection (3) and for review under subsection (4) hereof.

               (3)  Request for Review.
               Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Corporation review the determination of the Corporation. Such request must be addressed to the Secretary of the Corporation, at its then principle place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the Claimant does not request a review of the Corporation's determination by the Secretary of the Corporation within such sixty (60) day period, he or she shall be barred and estopped from challenging the Corporation's determination.


               (4)  Review of Decision.
               Within sixty (60) days after the Secretary's receipt of a request for review, he or she will review the Corporations determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty
(60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

     11.  Amendment.  This Agreement may not be amended, altered or
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modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

     12.  Binding Effect.  This Agreement shall be binding upon and
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inure to the benefit of the Corporation and its successors and assigns, and the Employee, the Owner, and their respective successors, assigns, heirs, executors, administrators and beneficiaries.

     13   Notice.  Any notice, consent or demand required or permitted
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to be given under the provisions of this Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same and may be given either by delivering the same to such other personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his, her or its last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

     14.  Governing Law.  This Agreement, and the rights of the
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parties hereunder, shall be governed by and construed in accordance with the laws of the State of Georgia.








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
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.



                                INTERFACE, INC., a Georgia corporation



                                         By /s/David T. Hendrix
                                          Officer: Sr. V.P.
                                                          (Title)
ATTEST:



/s/Raymond S. Willoch
Secretary



                               /s/ Ray C. Anderson
                              Ray C. Anderson, Employee



                               /s/ Mary Anne Anderson Lanier
                              Mary Anne Anderson Lanier, Trustee,
                              Owner





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